Consolidated Edison, Inc.


    Major Factors Affecting Earnings For 4th Quarter 2002 Compared With 2001
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         (Before Cumulative Effect of Changes in Accounting Principles)


          4th Quarter 2002 Compared With 2001     Earnings Per Share ($)
 Impact of colder weather in 2002 (estimated)              0.09
          Weakness in the economy (estimated)             (0.02)
                  Reduction in gas base rates             (0.02)
                     Lower non-firm gas sales             (0.02)
    Excess earnings for electric operations *             (0.06)
                                                     -------------
                                        TOTAL             (0.03)

      * for rate year ending 3/31/2003




        Major Factors Affecting Earnings for Year 2002 Compared With 2001
        -----------------------------------------------------------------
         (Before Cumulative Effect of Changes in Accounting Principles)

            Year 2002 Compared With Year 2001     Earnings Per Share ($)
        Impact of weather in 2002 (estimated)              0.09
          Weakness in the economy (estimated)             (0.04)
                  Reduction in gas base rates             (0.04)
                     Lower non-firm gas sales             (0.05)
                   Lower O&M expenses for T&D              0.10
    Excess earnings for electric operations *             (0.12)
     Amortization of divestiture gain in 2001             (0.12)
           Cessation of goodwill amortization              0.05
                       Unregulated operations              0.05
                          Orange and Rockland              0.02
                                    All other             (0.02)
                                                     -------------
                                        TOTAL             (0.08)

      * for rate year ending 3/31/2003